Exhibit 99.1

Porter Bancorp Reports 2nd Quarter 2016 Net Income of $979,000 or $0.03 Per Diluted Share

Reports 17% NPA Reduction in 2nd Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 27, 2016--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the second quarter of 2016.

The Company reported that net income available to common shareholders for the second quarter of 2016 was $979,000, or $0.03 per basic and diluted common share, compared with net loss attributable to common shareholders of $2.0 million, or ($0.08) per basic and diluted share, for the second quarter of 2015. Net income available to common shareholders for the six months ended June 30, 2016, was $2.4 million, or $0.09 per diluted common share, compared with net loss attributable to common shareholders of $1.3 million, or ($0.06) per diluted share, for the six months ended June 30, 2015.

John T. Taylor, President and CEO of the Company noted, “PBI Bank has continued to make significant progress in reducing its non-performing assets. In the second quarter of 2016, non-performing assets were reduced by $5.1 million after achieving reductions of $4.3 million in the first quarter of 2016. In addition to lowering the risk profile of the Company, we are pleased to see a second consecutive profitable quarter, as the cost to remediate non-performing assets continues to decline, and we continue the all-important work of attracting new customers and providing high quality service to our existing customer base.”

Net Interest Income – Net interest income before provision expense decreased to $7.2 million for the second quarter of 2016 compared with $7.7 million in the first quarter of 2016, and $7.3 million in the second quarter of 2015. Net interest income was positively impacted in the first quarter of 2016 by the collection of previously charged-off accrued uncollected interest of approximately $285,000. Average loans declined slightly to $619.3 million for the second quarter of 2016 compared with $620.1 million in the first quarter of 2016 and declined compared to $641.6 million in the second quarter of 2015. Net interest margin decreased to 3.34% in the second quarter of 2016, compared with 3.53% in the first quarter of 2016 and increased compared to 3.21% in the second quarter of 2015.

Our yield on earning assets declined to 4.03% in the second quarter of 2016 compared to 4.23% in the first quarter of 2016 and improved slightly compared to 4.00% in the second quarter of 2015. As mentioned above, the yield on earning assets was positively impacted in the first quarter of 2016 by the collection of previously charged-off accrued uncollected interest of approximately $285,000 along with the full unpaid balance on three nonaccrual loans. Our cost of funds was 0.79% in the second quarter of 2016 and the first quarter of 2016 and improved from 0.87% in the second quarter of 2015.

Allowance for Loan Losses – The allowance for loan losses to total loans was 1.62% at June 30, 2016, compared to 1.83% at March 31, 2016, and 2.59% at June 30, 2015. The declining level of the allowance is primarily driven by declining historical charge-off levels and improving trends in credit quality. Net loan charge-offs were $636,000 for the second quarter of 2016, compared to net charge-offs of $151,000 for the first quarter of 2016 and net charge-offs of $1.8 million for the second quarter of 2015. The allowance for loan losses for loans evaluated collectively for impairment was 1.66% at June 30, 2016, compared with 1.83% at March 31, 2016, and 2.66% at June 30, 2015.

Because of ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio, a negative provision of $600,000 was recorded for the second quarter of 2016, compared to a negative provision of $550,000 for the first quarter of 2016 and no provision for loan losses in the second quarter of 2015.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $23.9 million, or 2.61% of total assets at June 30, 2016, compared with $29.0 million, or 3.09% of total assets at March 31, 2016, and $69.9 million, or 7.13% of total assets at June 30, 2015.

Non-performing loans increased slightly to $11.6 million, or 1.86% of total loans at June 30, 2016, compared with $11.1 million, or 1.79% of total loans at March 31, 2016, and decreased from $30.3 million, or 4.67% of total loans at June 30, 2015. The increase from the previous quarter was primarily driven by $2.0 million in loans being placed on nonaccrual during the second quarter. The impact of loans placed on nonaccrual was offset by $731,000 in principal payments received on nonaccrual loans, $135,000 of nonaccrual loans migrating to OREO, and $344,000 in charge-offs.

OREO at June 30, 2016, decreased to $12.3 million, compared with $17.9 million at March 31, 2016, and $39.5 million at June 30, 2015. The Company acquired $135,000 in OREO and sold $5.6 million in OREO during the second quarter of 2016. Fair value write-downs arising from lower marketing prices or new appraisals totaled $150,000 in the second quarter of 2016, compared with $500,000 in the first quarter of 2016 and $2.3 million in the second quarter of 2015.

The following table details past due loans and non-performing assets as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(in thousands)
Past due loans:
30 – 59 days	$2,401	$1,829	$3,133	$1,972	$1,941
60 – 89 days	336	62	241	578	650
90 days or more	—	—	—	—	92
Nonaccrual loans	11,599	11,119	14,087	16,987	30,215
Total past due and nonaccrual loans	$14,336	$13,010	$17,461	$19,537	$32,898

Loans past due 90 days or more	$—	$—	$—	$—	$92
Nonaccrual loans	11,599	11,119	14,087	16,987	30,215
OREO	12,322	17,861	19,214	29,177	39,545
Other repossessed assets	—	—	—	—	—
Total non-performing Assets	$23,921	$28,980	$33,301	$46,164	$69,852

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $13.9 million at June 30, 2016, compared to $14.9 million at March 31, 2016, and $18.5 million at June 30, 2015.

Non-interest Income – Non-interest income decreased $239,000 to $1.2 million for the second quarter of 2016, compared with $1.4 million for the first quarter of 2016, and decreased $413,000 compared with $1.6 million for the second quarter of 2015. There was no gain on sales of securities in the second quarter of 2016, compared to $203,000 in the first quarter of 2016 and $199,000 in the second quarter of 2015. Additionally, OREO income has continued to decline as income producing properties have been sold.

Non-interest Expense – Non-interest expense decreased $155,000 to $7.9 million for the second quarter of 2016, compared with $8.1 million for the first quarter of 2016, and decreased $3.1 million compared with $11.0 million for the second quarter of 2015. The decrease from the first quarter of 2016 was primarily due to a reduction in OREO expenses of approximately $374,000 as fair value write downs based upon listing prices as well as new appraisals declined from $500,000 in the first quarter of 2016 to $150,000 in the second quarter. The decrease in OREO expense was offset by increases in professional fees of approximately $107,000 and loan collection expense of approximately $189,000. Loan collection expense was positively impacted in the first quarter of 2016 by recoveries of approximately $70,000 in previously incurred expenses.

Capital – On April 15, 2016, we completed a $5.03 million stock offering to accredited investors in a private placement transaction in which we sold 2,300,000 Common Shares and 1,100,000 Non-Voting Common Shares to non-affiliate investors at $1.25 per share. Three directors of the Company, including President and CEO John T. Taylor, also purchased a total of 600,000 Common Shares for $1.30 per share, but otherwise on the same terms and conditions as the other investors. Approximately $2.8 million of the proceeds were directed by the investors to make interest payments on the outstanding capital securities of the Company’s subsidiary trusts, bringing interest payments current through the second quarter of 2016. Also from the proceeds, the Company made a $500,000 capital contribution to PBI Bank and the balance of the proceeds will be used for general corporate purposes.

At June 30, 2016, PBI Bank’s Tier 1 leverage ratio was 6.65% compared with 6.39% at March 31, 2016, and its Total risk-based capital ratio was 10.87% at June 30, 2016, compared with 10.64% at March 31, 2016, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At June 30, 2016, Porter Bancorp’s leverage ratio was 5.87% compared with 5.03% at March 31, 2016, and its Total risk-based capital ratio was 11.31%, compared with 10.46% at March 31, 2016. At June 30, 2016, PBI Bank’s Common equity Tier I risk-based capital ratio was 9.22%, and Porter Bancorp’s Common equity Tier I risk-based capital ratio was 6.11%.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the second quarter ending June 30, 2016 follows.

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15

Income Statement Data
Interest income	$8,705	$9,185	$9,167	$17,890	$18,370
Interest expense	1,509	1,534	1,828	3,043	3,741
Net interest income	7,196	7,651	7,339	14,847	14,629
Provision (negative provision) for loan losses	(600)	(550)	—	(1,150)	—
Net interest income after provision	7,796	8,201	7,339	15,997	14,629

Service charges on deposit accounts	473	429	475	902	884
Bank card interchange fees	221	202	229	423	432
Other real estate owned income	149	256	372	405	729
Gains (losses) on sales of securities, net	—	203	199	203	1,696
Other	309	301	290	610	520
Non-interest income	1,152	1,391	1,565	2,543	4,261

Salaries & employee benefits	3,857	3,822	4,028	7,679	7,875
Occupancy and equipment	808	854	828	1,662	1,698
Professional fees	492	385	714	877	1,693
FDIC insurance	493	523	564	1,016	1,134
Data processing expense	295	297	278	592	582
State franchise and deposit tax	255	255	285	510	570
Other real estate owned expense	294	668	2,932	962	3,665
Loan collection expense	271	82	291	353	574
Other	1,171	1,205	1,114	2,376	2,635
Non-interest expense	7,936	8,091	11,034	16,027	20,426

Income (loss) before income taxes	1,012	1,501	(2,130)	2,513	(1,536)
Income tax expense	—	21	—	21	—
Net income (loss)	1,012	1,480	(2,130)	2,492	(1,536)
Less:
Earnings (loss) allocated to participating securities	33	51	(91)	84	(269)
Net income (loss) available to common	$979	$1,429	$(2,039)	$2,408	$(1,267)

Weighted average shares – Basic	29,389,804	26,025,327	24,589,507	27,694,075	21,079,238
Weighted average shares – Diluted	29,389,804	26,025,327	24,589,507	27,694,075	21,079,238

Basic earnings (loss) per common share	$0.03	$0.05	$(0.08)	$0.09	$(0.06)
Diluted earnings (loss) per common share	$0.03	$0.05	$(0.08)	$0.09	$(0.06)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15

Average Balance Sheet Data
Assets	$936,000	$937,378	$1,003,507	$936,689	$1,007,512
Loans	619,253	620,077	641,587	619,665	642,269
Earning assets	876,721	881,635	930,415	879,178	933,210
Deposits	858,849	865,125	924,840	861,987	928,250
Long-term debt and advances	27,649	28,033	33,208	27,841	33,553
Interest bearing liabilities	766,712	779,438	846,892	773,075	850,637
Stockholders’ equity	39,214	33,546	33,770	36,380	33,870

Performance Ratios
Return on average assets	0.43%	0.64%	(0.85)%	0.54%	(0.31)%
Return on average equity	10.38	17.74	(25.30)	13.78	(9.15)
Yield on average earning assets (tax equivalent)	4.03	4.23	4.00	4.13	4.02
Cost of interest bearing liabilities	0.79	0.79	0.87	0.79	0.89
Net interest margin (tax equivalent)	3.34	3.53	3.21	3.44	3.21
Efficiency ratio	95.06	91.54	126.75	93.25	118.80

Loan Charge-off Data
Loans charged-off	$(928)	$(749)	$(2,264)	$(1,677)	$(3,591)
Recoveries	292	598	476	890	1,036
Net charge-offs	$(636)	$(151)	$(1,788)	$(787)	$(2,555)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$11,119	$14,087	$36,500	$14,087	$47,175
Net principal pay-downs	(731)	(2,712)	(5,336)	(3,443)	(16,090)
Charge-offs	(344)	(644)	(2,082)	(988)	(3,037)
Loans foreclosed and transferred to OREO	(135)	(441)	(608)	(576)	(945)
Loans returned to accrual status	(265)	(84)	(620)	(349)	(698)
Loans placed on nonaccrual during the period	1,955	913	2,361	2,868	3,810
Nonaccrual loans at end of period	$11,599	$11,119	$30,215	$11,599	$30,215

Troubled Debt Restructurings (TDRs)
Accruing	$13,936	$14,867	$18,548	$13,936	$18,548
Nonaccrual	3,453	3,479	15,006	3,453	15,006
Total	$17,389	$18,346	$33,554	$17,389	$33,554

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$17,861	$19,214	$43,618	$19,214	$46,197
Real estate acquired	135	441	608	576	955
Valuation adjustment write-downs	(150)	(500)	(2,330)	(650)	(2,630)
Proceeds from sales of properties	(5,638)	(1,349)	(2,391)	(6,987)	(5,020)
Gain (loss) on sales, net	114	55	40	169	43
OREO at end of period	$12,322	$17,861	$39,545	$12,322	$39,545

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15

Assets
Loans	$624,136	$619,827	$618,666	$624,414	$648,321
Allowance for loan losses	(10,104)	(11,340)	(12,041)	(14,198)	(16,809)
Net loans	614,032	608,487	606,625	610,216	631,512
Loans held for sale	—	113	186	71	125
Securities held to maturity	41,948	42,011	42,075	42,138	42,202
Securities available for sale	143,145	141,525	144,978	146,837	151,758
Federal funds sold & interest bearing deposits	49,313	72,209	85,329	73,940	63,987
Cash and due from financial institutions	8,289	8,097	8,006	6,540	7,403
Premises and equipment	18,618	18,751	18,812	19,109	19,167
Bank owned life insurance	14,646	14,531	9,441	9,381	9,320
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	12,322	17,861	19,214	29,177	39,545
Accrued interest receivable and other assets	6,916	7,251	6,733	6,748	6,998
Total Assets	$916,552	$938,159	$948,722	$951,480	$979,340

Liabilities and Equity
Certificates of deposit	$461,183	$478,965	$499,827	$534,031	$564,253
Interest checking	90,806	96,465	97,515	83,247	84,627
Money market	135,643	134,684	125,935	119,324	110,529
Savings	34,616	35,197	34,677	35,131	35,942
Total interest bearing deposits	722,248	745,311	757,954	771,733	795,351
Demand deposits	117,843	120,302	120,043	106,160	108,800
Total deposits	840,091	865,613	877,997	877,893	904,151
Federal funds purchased & repurchase agreements	—	—	—	—	1,265
FHLB advances	2,775	2,932	3,081	3,255	3,430
Junior subordinated debentures	24,600	24,825	25,050	25,275	29,500
Accrued interest payable and other liabilities	7,651	10,181	10,577	11,249	10,949
Total liabilities	875,117	903,551	916,705	917,672	949,295

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	38,664	31,837	29,246	31,037	27,274
Total stockholders’ equity	41,435	34,608	32,017	33,808	30,045
Total Liabilities and Stockholders’ Equity	$916,552	$938,159	$948,722	$951,480	$979,340

Ending shares outstanding	31,118,302	26,944,177	26,947,533	26,949,205	25,759,223
Book value per common share	$1.24	$1.18	$1.09	$1.15	$1.06
Tangible book value per common share	1.23	1.17	1.07	1.13	1.03

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$—	$—	$92
Nonaccrual loans	11,599	11,119	14,087	16,987	30,215
Total non-performing loans	11,599	11,119	14,087	16,987	30,307
Real estate acquired through foreclosures	12,322	17,861	19,214	29,177	39,545
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$23,921	$28,980	$33,301	$46,164	$69,852

Non-performing loans to total loans	1.86%	1.79%	2.28%	2.72%	4.67%
Non-performing assets to total assets	2.61	3.09	3.51	4.85	7.13
Allowance for loan losses to non-performing loans	87.11	101.99	85.48	83.58	55.46

Allowance for loans evaluated individually	$146	$464	$428	$469	$842
Loans evaluated individually for impairment	25,535	26,236	31,776	34,895	49,011
Allowance as % of loans evaluated individually	0.57%	1.77%	1.35%	1.34%	1.72%

Allowance for loans evaluated collectively	$9,958	$10,876	$11,613	$13,729	$15,967
Loans evaluated collectively for impairment	598,601	593,591	586,890	589,519	599,310
Allowance as % of loans evaluated collectively	1.66%	1.83%	1.98%	2.33%	2.66%

Allowance for loan losses to total loans	1.62%	1.83%	1.95%	2.27%	2.59%

Loans by Risk Category
Pass	$547,853	$534,451	$517,484	$508,470	$509,843
Watch	50,024	59,265	63,363	66,726	67,712
Special Mention	622	1,383	1,395	1,700	1,718
Substandard	25,637	24,728	36,424	47,518	69,048
Doubtful	—	—	—	—	—
Total	$624,136	$619,827	$618,666	$624,414	$648,321

Risk-based Capital Ratios - Company
Tier I leverage ratio	5.87%	5.03%	4.74%	4.73%	4.25%
Common equity Tier I risk-based capital ratio	6.11	5.21	5.09	5.07	4.42
Tier I risk-based capital ratio	8.16	7.03	6.89	6.86	6.02
Total risk-based capital ratio	11.31	10.46	10.46	10.40	10.25

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.65%	6.39%	6.08%	6.01%	5.95%
Common equity Tier I risk-based capital ratio	9.22	8.94	8.84	8.73	8.43
Tier I risk-based capital ratio	9.22	8.94	8.84	8.73	8.43
Total risk-based capital ratio	10.87	10.64	10.58	10.50	10.34

FTE employees	239	246	244	246	253

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer